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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Associated Communications Corporation Proxy Statement which is made a part of the Registration Statement (Form S-4) dated July 29, 1994 and Southwestern Bell Corporation Prospectus, of our report dated February 15, 1994, with respect to the financial statements of Bay Area Cellular Telephone Company; such financial statements are not included separately in this Registration Statement. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND

San Francisco, California
July 29, 1994